Exhibit 99.1

 CONTACT:

Monica M. Weed

Information Resources, Inc. Litigation

Contingent Payment Rights Trust

312.360-6498

monica.weed@infores.com

Information Resources, Inc. Litigation Contingent Payment Rights Trust
Announces Commencement of Distribution Process for Holders of Contingent Value Rights Certificates

CHICAGO, May 16, 2006 — Information Resources, Inc. Litigation Contingent Payment Rights Trust (Ticker Symbol: OTC BB:IRICR.OB) announced that it has initiated mailing to all holders of contingent value rights certificates (CVRs) the documentation necessary for the holders to receive their share of the litigation proceeds paid to Information Resources, Inc. in connection with IRI’s settlement of its antitrust lawsuit against A.C. Nielsen Co. (now owned by VNU, N.V.), R. H. Donnelley Corporation (formerly known as The Dun & Bradstreet Corporation) and IMS Health Incorporated (successor to IMS International, Inc.), entitled Information Resources, Inc. v. The Dun & Bradstreet Corporation, A.C. Nielsen Co. and IMS International, Inc., No. 05-0564. The documentation being sent to CVR holders by the Trust must be completed by a CVR holder and returned to U.S. Bank of Corporate Trust Services (formerly Wachovia Corporate Trust), the paying agent for the Trust, before the CVR holder can receive payment of its portion of litigation proceeds.

Pursuant to the settlement agreement, effective as of February 16, 2006, IRI and the defendants agreed to settle all disputes between them arising from the facts and circumstances that were alleged or asserted, or could have been alleged or asserted, in the antitrust litigation in consideration for a payment of $55 million by A.C. Nielsen to IRI. Under the terms of the Contingent Value Rights Agreement governing the calculation and distribution of any proceeds received by IRI in connection with the antitrust litigation, the holders of CVRs issued by the Trust are entitled to 68% of the settlement amount after certain deductions, including taxes and contingency fees, are made as detailed in the Contingent Value Rights Agreement.

In accordance with the terms of the Contingent Value Rights Agreement, the Trust received, or will receive prior to final distribution to the holders of CVRs, the total amount of $23,051,687 as the Trust’s share of litigation proceeds, together with the balance of the escrow fund that was established to fund the antitrust litigation. After taking into account the various expenses of the Trust, actual and expected, each holder of CVRs will receive $0.7152 per unit multiplied by the total number of CVR units owned by that holder, with the total rounded to the nearest cent.

Distribution will commence on June 15, 2006 for CVR holders who have submitted the proper documentation to the paying agent on or before that date. For CVR holders who submit proper documentation after June 15, 2006, distribution will take place upon presentation of their documentation to the paying agent. No interest will accrue on any distribution to a CVR holder.

The calculation of the final CVR payment amount received or to be received by the Trust prior to final distribution, and the distribution per CVR unit, is as follows:

Information Resources, Inc. Litigation Contingent Payment Rights Trust

Calculation of Final CVR Payment Amount

Scheduled for Payment on June 15, 2006

Gross Litigation Proceeds		$55,000,000

Interest through March 21, 2006		203,675

Contingent Attorneys Fees:
Hagens Berman Sobol Shapiro	($2,570,544)
Freeborn & Peters	(4,700,000)

Boies, Schiller & Flexner	(2,700,000)
	($9,970,544)	(9,970,544)

Subtotal		$45,233,131
Applicable Percentage		68%
Preliminary Pre-Tax Amount		$30,758,529
Assumed Tax Cost (34%)		(10,457,900)

Preliminary payment amount		$20,300,629

Less, Public Company Expenses:
Incurred and Invoiced as of March 31, 2006	($437,677)
Expected to be Incurred or Invoiced from April 1, 2006 to Cancellation of Trust	(149,460)
	($587,137)
Less, Assumed Tax Benefit (34%)	199,627
Net	($387,510)	(387,510)

Additional interest on excess of estimated Public Company Expenses over final amount: March 23, 2006 through June 14, 2006		368

Add Escrow Balance:
Original Balance	$10,000,000
Interest through June 14, 2006	191,047
Less, Claims Expenses:
Incurred and Invoiced as of March 31, 2006	(7,234,570)
Expected to be Incurred or Invoiced from April 1, 2006 to Cancellation of Trust	(40,000)

Balance to Transfer to Trust	$2,916,477	2,916,477

Add Trust Interest: March 22, 2006 - June 14, 2006		221,723

Final Total Payment to CVR Unit Holders on June 15, 2006		$23,051,687

Total Number of CVR Units:
CVR Units issued as of March 31, 2006	32,138,891
Old IRI shares not tendered	94,243
Total number of CVR Units	32,233,134	32,233,134

Final payment per CVR Unit		$0.7152

On May 17, 2006, the Trust will file a notice of termination of registration of the CVRs under Section 12(g) of the Securities Exchange Act of 1934, thereby terminating the Trust’s obligation to continue to file reports required by Section 13(a) of the Securities Exchange Act of 1934. Upon the filing of the notice of termination of registration, the CVRs will be delisted from the OTC Bulletin Board but will continue to trade in the over the counter market through June 15, 2006 when final distribution to the CVR holders is commenced.

The Trust will continue to cause the paying agent to make distributions to CVR holders until July 21, 2006 at which time IRI will accept the responsibility, on behalf of the Trust, for making distributions or causing distributions to be made through the paying agent to CVR holders in accordance with the terms of the Contingent Value Rights Agreement. The existence of the Trust will be cancelled shortly thereafter on or before July 31, 2006.

It is currently anticipated that the residual amount remaining in the Trust, after taking into account full distribution to all CVR holders and payment of all Trust expenses, will be less than $25,000 and will not be significant enough to cover the costs of a subsequent distribution to CVR holders. In this case, the rights agents responsible for managing the antitrust litigation and litigation trustees representing the Trust have agreed that the residual amount will be contributed to a national charitable organization selected by the rights agents after all Trust expenses have been paid.

Questions regarding the distribution process should be directed to Sterling C. Correia, Relationship Manager, U.S. Bank of Corporate Trust Services , 300 Delaware Avenue, 9th Floor, Wilmington, DE 19801, Phone:  (302) 552-3104; Email:  sterling.correia@wachovia.com or Corporate Trust Services at (800) 665-9343.

Additional information about the lawsuit, the Trust, and the CVRs trading under IRICR.OB can be found in the disclosure materials filed by the Information Resources, Inc. Litigation Contingent Payment Rights Trust with the Securities and Exchange Commission, including the prospectus dated November 3, 2003 relating to the CVRs.

This document contains certain forward-looking statements about the Trust and/or the ACNielsen lawsuit and the CVRs. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, and similar expressions as they relate to the Trust, the ACNielsen lawsuit or the CVRs are intended to identify those assertions as forward-looking statements. In making any such statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of the Trust. The actual results or performance by the Trust could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the Trust.

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